Exhibit 99.1

CORPORATE PARTICIPANTS

 Steve Nielsen Dycom Industries - President and CEO

 Rick Vilsoet Dycom Industries - General Counsel

 Drew DeFerrari Dycom Industries - SVP and CFO

CONFERENCE CALL PARTICIPANTS

 Victor Chiu Morgan, Keegan & Company - Analyst

 Saagar Parikh KeyBanc Capital Markets - Analyst

 Alex Rygiel FBR & Co. - Analyst

 Adam Thalhimer BB&T Capital Markets - Analyst

 John B. Rogers D.A. Davidson & Co. - Analyst

 Alex Cook Voyant Advisors - Analyst

 Alan Mitrani Sylvan Lake Management - Analyst

 Christian Schwab Craig-Hallum Capital Group - Analyst

 PRESENTATION

Operator

 Ladies and gentlemen, thank you for standing by. Welcome to the Dycom results conference call. For the conference, all the participants are in a listen-only mode. There will be an opportunity for your questions. Instructions will be given at that time. (Operator Instructions) As a reminder today's call is being recorded. With that being said I will turn the conference now to Mr. Steve Nielsen. Please go ahead sir.

 Steve Nielsen - Dycom Industries - President and CEO

 Thank you, John. Good morning everyone. I'd like to thank you for attending our second quarter fiscal 2012 Dycom results conference call. During the call we will be referring to a slide presentation which can be found on our website www.dycomind.com under the heading Events. Relevant slides will be identified by number throughout our presentation. Going to slide 1, today we have on the call Tim Estes, our Chief Operating Officer, Drew DeFerrari, our Chief Financial Officer, and Rick Vilsoet, our General Counsel. Now I will turn the call over to Rick Vilsoet. Rick?

 Rick Vilsoet - Dycom Industries - General Counsel

 Thank you, Steve. Referring to slide 2, except for historical information, statements made by Company management during this call may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations, estimates, and projections and involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results.

Those risks and uncertainties are more fully described in the Company's annual report on Form 10-K for the year ended July 30, 2011, and other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements. Steve?

 Steve Nielsen - Dycom Industries - President and CEO

 Thanks, Rick. Yesterday we issued a press release announcing our second quarter results. As you review this release, please note that we have included Adjusted EBITDA and certain organic revenue amounts, both non-GAAP financial measures, to our release and comments. In addition, during the second quarter of fiscal 2011 we recorded a $5.7 million pre-tax loss on debt extinguishment and incurred $200,000 in pre-tax acquisition related costs.

See slides 11 through 15 for a reconciliation of the non-GAAP measures to the GAAP measures in the slide presentation provided for this call. For clarity, and to enable comparability between periods, my comments will exclude the effect of these items.

Moving to slide 3. Revenue for the quarter increased year-over-year to $267.4 million, an organic growth rate of 19.2% after adjusting for revenues from acquired companies. Volumes during the quarter were strong from telephone companies as a whole, with most companies growing meaningfully, yet carefully managing routine capital and maintenance expenditures.

Spending by cable customers was steady year-over-year. Gross margins increased by 87 basis points year-over-year reflecting improved operating performance despite significant growth. General and administrative expenses declined by 83 basis points year-over-year, reflecting improved operating leverage and tight cost controls. All of these factors produced Adjusted EBITDA of $24.7 million for the second quarter, an increase of 53% from last year.

Net income of $0.10 per share for the second quarter improved significantly from last year's loss of $0.03. Liquidity increased in the quarter sequentially with cash and availability under our credit facility totaling $272 million. And meaningfully, total backlog continued to increase sequentially for the fifth quarter in a row to $1.819 billion.

Going to slide 4. During the quarter, we experienced the effects of a robust and improving industry environment. Revenue from CenturyLink was $38.8 million or 14.5% of revenue. CenturyLink was our largest customer and grew over 70% organically year-over-year. AT&T was our second largest customer at 13.5% of total revenue or $36.1 million. Revenue from Comcast was $33.4 million, or 12.5% of revenue. Comcast was our third largest customer.

Verizon was Dycom's fourth largest customer for the quarter at 9.9% of revenue, or $26.4 million. Of note Verizon grew over 57% organically year-over-year. Revenue from Windstream was $21.2 million or 7.9% of revenue. Windstream, our fifth largest customer, more than doubled organically year-over-year. Altogether our revenue grew organically 19.2%, with our top five customers combined representing 58.3% of revenue and growing 14.9% organically while all other customers increased 25.8% organically.

Now moving to slide 5. Backlog at the end of the second quarter was $1.819 billion versus $1.442 billion at the end of the first quarter, an increase of approximately $377 million. Of this backlog, approximately $967 million is expected to be completed in the next 12 months. Both backlog calculations increased dramatically year-over-year and sequentially, reflecting an extremely productive quarter during which we continued to book new work and renew existing work.

With AT&T we secured a three-year wireless construction services turf agreement covering portions of Florida and Georgia. For CenturyLink we renewed existing and secured additional construction and maintenance agreements in Oregon, Washington, Utah, Ohio, Tennessee, Pennsylvania, New Jersey, Virginia, North and South Carolina.

From Windstream we received two-year construction and maintenance agreement renewals in Alabama, Georgia, North Carolina, and South Carolina. With Frontier Communications we secured a construction and maintenance services agreement for three years in West Virginia. For SaskTel a construction and maintenance agreement in Saskatchewan, Canada for two years.

And finally we secured a number of rural broadband projects in the states of Wyoming, Missouri, Kentucky, Tennessee, North Carolina, and South Carolina. Headcount remained steady during the quarter at 8,288. Now I will turn the call over to Drew for his financial review.

 Drew DeFerrari - Dycom Industries - SVP and CFO

 Thanks, Steve, and good morning, everyone. As a reminder, in the conference call materials for today's call we have provided disclosure and reconciliation of non-GAAP measures such as organic revenue growth, Adjusted EBITDA, and Non-GAAP net loss for Q2-2011 to the comparable GAAP measures. Going to slide 6. Contract revenues for the second quarter of 2012 were $267.4 million compared to $218.2 million for the second quarter of 2011.

Q2-2012 included approximately $13.6 million of revenues from businesses acquired in fiscal 2011. On an organic basis, revenue increased by 19.2% year-over-year after adjusting for acquired revenues for both periods. Telecommunications customers totaled approximately 83.8% of revenue in the current period, which is up slightly from the prior year.

Q2-2012 Adjusted EBITDA grew to $24.7 million, or 9.2% of revenue, compared to $16.2 million, or 7.4% of revenue in Q2, 2011, reflecting a stronger performance and improved operating leverage. Net income for the current quarter increased to $3.5 million, or $0.10 per share, compared to a Non-GAAP net loss of $1.2 million, or $0.03 per share loss for Q2-2011.

Turning to slide 7. Organic revenue is driven by growth within existing contracts and rural broadband projects. Higher revenue and improved cost trends resulted in Adjusted EBITDA of $24.7 million or 9.2% of revenue, which is an increase of over 180 basis points compared to Q2-2011. On the cost side, we experienced improved labor efficiency and maintained cost control to obtain greater leverage on our G&A year-over-year despite our growth in operations.

Our year-to-date effective tax rate was approximately 40% and our effective tax rate for the quarter was slightly lower reflecting some minor tax benefits recognized. For the remainder of the fiscal year, we anticipate an effective tax rate of approximately 40% overall.

Turning to slide 8. Our balance sheet remains strong. We ended the period with approximately $86.2 million of cash on hand and we generated approximately $51.4 million of operating cash flows during the quarter to support our growth. Capital expenditures, net of disposals, were $20.1 million for the quarter. Gross CapEx for the quarter was approximately $22.6 million.

On our $225 million Senior Credit Facility there were no borrowings outstanding and we ended the period with full availability of $185.9 million, after accounting for $39.1 million of outstanding letters of credit. At the end of Q2-2012, we had approximately 33.95 million shares of common stock outstanding. On a fully diluted basis, weighted average shares were approximately 34.6 million shares. We expect fully diluted weighted average shares to increase modestly during Q3-2012. Now I will turn the call back to Steve.
 Steve Nielsen - Dycom Industries - President and CEO

 Thanks Drew. Going to slide 9. In summary, within an improving economy we experienced the effects of a solid industry environment and capitalized on our significant strengths. First and foremost we maintained solid customer relationships throughout our markets. We continued to win projects and extend contracts at attractive pricing. These successes were reflected in a large number of significant contract awards which meaningfully increased total backlog and sustained our organic growth.

Secondly, the strength of those relationships and the extensive market presence they have created has allowed us to be at the forefront of evolving industry opportunities. The end market drivers of these opportunities are strengthening. Industry participants continue to aggressively extend fiber networks for wireless backhaul services. Broadband stimulus funding has meaningfully increased rural telecommunications network construction. Recent federal regulatory changes are expected to further support this trend. Cable operators are accelerating the deployment of fiber to small and medium businesses. Wireless carriers are upgrading to 4G technologies creating meaningful growth opportunities in the near to intermediate term. And finally telephone companies are deploying fiber to the home or node technologies to enable video offerings.

Across all of these opportunities, we have increased profitable market share, as our customers are consolidating vendor relationships and rewarding scale. Consequently, we have expanded the portion of our revenues which is recurring. In sum, we believe that our leading presence enables us to clearly foresee how our industry develops. Among service providers of our size or larger, we believe we are uniquely positioned, managed, and capitalized to meaningfully experience a strong industry recovery to the benefit of our shareholders.

Now moving to slide 10. As we look ahead to a solid industry environment our expectations are shaped by the following. Revenues over the next several quarters will continue to exhibit consistent seasonality and grow at a high single-digit to low double-digit percentage when compared to the prior year's quarterly revenue, excluding storm restoration services. Please note that last year's fourth quarter ending July 2011 included $14.1 million of storm restoration services. Accordingly, a forward revenue assessment for that quarter should be based upon approximately $290 million in revenues. Furthermore, margins and earnings which reflect operating efficiencies at higher revenue levels. Strong cash flows which will be dedicated as projected returns direct to support organic growth, accretive acquisitions opportunities which will enhance our scale and service offerings, and share repurchases. And finally, we are confident that solid operating trends will continue for a sustained period.

Accordingly we expect for the third quarter of fiscal 2012, revenues which grow at a high single-digit to low double-digit percentage year-over-year. Gross margins which improve year-over-year by approximately 100 basis points. General and administrative expenses influenced by performance-based incentive plans, equity awards, and reflecting in part new project ramp-ups, all resulting in a sequential quarterly increase approaching 10%. Depreciation and amortization which increases slightly on a sequential basis. Other income which increases approximately $2.0 million year-over-year reflecting increased asset sales and pricing. And fully diluted share count which increases modestly on a sequential basis.

As the nation's economy improves, we remain encouraged that our major customers possess significant financial strength and remain committed to multi-year capital spending initiatives. We remain confident in our strategies, the prospects for our Company, the capabilities of our able employees, and the experience of our management team who have grown our business and capitalization many times before. Now, John, we will open the call for questions.

QUESTION AND ANSWER

Operator

 Certainly. (Operator Instructions) First on the line is Simon Leopold, with Morgan Keegan. Please go ahead.

 Victor Chiu - Morgan, Keegan & Company - Analyst

 Hi guys, this is Victor Chiu for Simon Leopold. I just had a couple of housekeeping questions. First, can you round out the top ten customer list?

 Drew DeFerrari - Dycom Industries - SVP and CFO

 Morning Victor, this is Drew. Charter was number six at 6.8%, Time Warner Cable at 4.9%, Farmers Telephone at 1.6%, Xcel Energy at 1.6%, and Cablevision at 1.4%.

 Victor Chiu - Morgan, Keegan & Company - Analyst

 Great. And the cable telco split?

 Drew DeFerrari - Dycom Industries - SVP and CFO

 Sure, telco was 56.6% and cable was 27.2%.

 Victor Chiu - Morgan, Keegan & Company - Analyst

 Great. I just wanted to ask if you could speak some about the progress of the incremental contributions from the wireless opportunities that you've spoken about in the past. And if the run rate is still on track with what you disclosed last time. I think you said maybe about $50 million to $100 million by year end.

 Steve Nielsen - Dycom Industries - President and CEO

 Yes, calendar year end, Victor, this is Steve, we're underway with AT&T. We did not recognize any revenues in the January quarter, but we have recognized some revenues at the beginning of this quarter. Clearly, AT&T has talked about how they're reformulating the plan, absent T-Mobile, and we see that we believe there will be increased activity as indicated around cell site splits and DAS and some other opportunities. So we're -- we've hired folks, we've got systems that we're putting into place, and we've started work, and we feel real good about the opportunity.

 Victor Chiu - Morgan, Keegan & Company - Analyst

 And the large jump in backlog this quarter is the wireless opportunity kind of--?

 Steve Nielsen - Dycom Industries - President and CEO

 The wireless was a portion of that, although not a major portion. We certainly had some good renewals, but we also had a very productive quarter on footprint expansion so with CenturyLink, the state of Utah, portions of Pennsylvania and North and South Carolina and a portion of Ohio. The new SaskTel contract is an expanded opportunity with them. The new contract in Frontier which is really just getting started at this point in this quarter but we secured it in January. So I would say more a combination of good renewals but also footprint expansion across a number of customers as well as some consolidations.

 Victor Chiu - Morgan, Keegan & Company - Analyst

 Great. That's all I had. Thanks very much.

 Steve Nielsen - Dycom Industries - President and CEO

 Thank you.

Operator

 Next on the line is Saagar Parikh, of KeyBanc Capital Markets. Please go ahead.

 Saagar Parikh - KeyBanc Capital Markets - Analyst

 Hey guys, congrats on a great quarter.

 Steve Nielsen - Dycom Industries - President and CEO

 Thank you.

 Saagar Parikh - KeyBanc Capital Markets - Analyst

 Looking at your cash, Drew went through the cash, you guys had strong free cash flow in this quarter and in the previous quarter, just wanted to see where you guys are targeting that now, more share repurchases or acquisitions on the wireless or wireline side.

 Steve Nielsen - Dycom Industries - President and CEO

 Sure. I think we did have good, strong operating cash flow. We expect that to continue. And I think that we will, as always, we're looking at acquisitions on a continual basis. We'll see where -- what we find attractive there, and we'll compare that to what's available to us in repurchasing shares. We're going to be driven by where the shareholders get the highest returns.

 Saagar Parikh - KeyBanc Capital Markets - Analyst

 Okay.

 Steve Nielsen - Dycom Industries - President and CEO

 No particular direction. We are going to be driven by valuation.

 Saagar Parikh - KeyBanc Capital Markets - Analyst

 All right, great. Then one more question. Looking at your firm, what's the biggest opportunity in the medium to long term that everyone on the Street isn't thinking about or isn't looking at?

Steve Nielsen - Dycom Industries - President and CEO

 I think we've talked about these consolidation opportunities where we see a number of customers across really our entire geography, that as they simplify the way they administer their businesses, they're looking to reward larger vendors. They're reducing the number of vendors that they have, and so we think there's a substantial capability because we're focused on our customers to grow market share at good prices. We've had subsequent events to the end of the quarter where we picked up a little bit of share with a core customer. So I think that's there, and I also think that we see really the convergence of wired and wireline -- wired and wireless networks, because of spectrum shortages and just the explosion in wireless data that, quite candidly, the growth in wireless traffic is driving the deployment of fiber, and so we think that's a good opportunity.

 Saagar Parikh - KeyBanc Capital Markets - Analyst

 Perfect. Thanks very much, guys. Great quarter.

Operator

 Next question is from Alex Rygiel, FBR. Please go ahead.

 Alex Rygiel - FBR & Co. - Analyst

 Thank you. Good morning, Steve, great quarter.

 Steve Nielsen - Dycom Industries - President and CEO

 Hey, Alex.

 Alex Rygiel - FBR & Co. - Analyst

 Any chance you could be a little bit more specific on either revenue from wireless or backlog associated with wireless in the quarter?

 Steve Nielsen - Dycom Industries - President and CEO

 The backlog for wireless, Alex, at this point, was sub-10% of the total number, but closer to 5% than 10%. So that's still a developing business. We're taking a conservative view as to backlog. So it was a nice addition, but really, it was the strength across a broad number of businesses that drove the backlog.

 Alex Rygiel - FBR & Co. - Analyst

 That's very helpful. And you commented a couple different times on the expansion of revenue coming from reoccurring contracts. Can you help us to think about that as it stands today versus maybe three or four years ago? What percent of your revenue today is coming from that? Has it increased as a percent to total? Maybe what the traditional growth rate of that revenue stream looks like.

 Steve Nielsen - Dycom Industries - President and CEO

 Yes, the traditional master contracts and long term as a percentage of revenue 75%, 80%, as it always has Alex. I think maybe a better anecdotal way to think about that is we've had some nice growth for example with CenturyLink and so two years ago we went through our process with Qwest, prior to CenturyLink, where it just didn't work for us in part of the State of Utah. We have just gone through a process with CenturyLink where we re-secured that work as well as picked up the balance of the state, and so now if you just think about the potential embedded in the State of Utah for us. It's a $15 million, $20 million in revenue that we didn't have in the business two months ago. And if we do a good job, we think that we'll be able to pursue that business for a long time. So I think about the footprint expansions with CenturyLink, with Frontier. The Canadian opportunity has not been a big part of our business, but the phone company up there is pursuing a fiber-to-the-home strategy that is essentially identical to Verizon's FiOS program, we have lots of expertise on how that will work, as well as routine maintenance up there, and a strong, strong economy. So I just think that the broader the footprint, the more concentrated the clients want their vendor base that we just had better embedded potential.

 Alex Rygiel - FBR & Co. - Analyst

 And one last question. You stated that you are, quote unquote, confident that solid operating trends will continue for a sustained period. That's a pretty bullish comment. What is most important in driving that? Is it the breadth of opportunities? Is it the wireless opportunity? Is it the pricing environment? Is it the lack of competition? What's the most important about that comment?

Steve Nielsen - Dycom Industries - President and CEO

 I would say all of it except the lack of competition. I mean this is a business that's competitive. We have folks that we compete with all the time. We think we do so favorably. But if you think about it, we had this emerging wireless opportunity in the business that we acquired last year. We're experiencing some opportunities on Sprint's Network Visions plan that would not have been there 15 months ago. They have a good relationship with T-Mobile. In fact, T-Mobile was their largest customer over the last 12 months, and T-Mobile just announced $1.4 billion of incremental CapEx on 4G over the next two or three years. There are just a number of things on the wireless side that we see. We also just think that there are strong trends in the rest of our customer base that we can get in front of.

 Alex Rygiel - FBR & Co. - Analyst

 That's great. Nice quarter.

 Steve Nielsen - Dycom Industries - President and CEO

 Thank you.

Operator

 And next we go to Adam Thalhimer, with BB&T Capital Markets. Please go ahead.

 Adam Thalhimer - BB&T Capital Markets - Analyst

 Good morning. Steve, do you think we're at the point where the economy is now additive to the cycle that you're seeing?

 Steve Nielsen - Dycom Industries - President and CEO

 I wouldn't say that we've seen it to date, Adam. I will tell you that anecdotally, as I travel, and as I talk to our subsidiaries in some regional pockets around the country we're seeing some pickup in housing. It's not significant yet. It's not a driver to the business. But clearly, we're seeing some things. I was visiting operations in northern Virginia about a month ago, and we were working in some subdivisions in the first phase of what clearly was going to be much larger projects. Haven't seen those kinds of opportunities. My experience in other cycles, and this has been a long down cycle for housing, is that when the market firms, it generally recovers more quickly than people expect, as people begin to see housing as an attractive investment because prices begin to go up, rather than something that they can worry about the moment they close it's worth less than what they paid for it. So not there yet, but certainly leaning in that direction.

 Adam Thalhimer - BB&T Capital Markets - Analyst

 That's helpful. I also wanted to ask about the larger telcos, larger cable companies. You're seeing this dichotomy between the AT&Ts, Verizons, Comcasts of the world where CapEx is down and the CenturyLinks and the Windstreams and the Charters where CapEx is up double digits. Why do you think you're seeing that dichotomy?

 Steve Nielsen - Dycom Industries - President and CEO

 I think to begin with, in the larger companies, Adam, there are certainly pockets inside of their businesses where CapEx is up, and they spend on data centers, they spend on international assets. There are a lot of things that run through the budgets of the large telcos that are multinational that you don't see in the more targeted, smaller participants. So there's one state that we work in for Verizon where in terms of FiOS this will be the largest plan that we've ever worked. We've been there since 2004. So there are always pockets inside these larger companies where you see growth. I think in terms of the themes that we outlined, even the large telcos are spending on 4G, they're spending on wireless backhaul. Verizon has certainly continued to commit to spending on FTTP and FiOS. So I just think they are big companies, we don't work for them everywhere, but there are pockets of growth that are similar in theme across all the companies.

 Adam Thalhimer - BB&T Capital Markets - Analyst

 Okay. A couple of the trends here, I'm just curious what inning you might think that we're in. The only one that seems like we might be getting towards the midpoint of the cycle is fiber-to-the-cell. Is that kind of how you would describe that opportunity?

 Steve Nielsen - Dycom Industries - President and CEO

 Clearly the companies are talking about visibility into 2013. I think that's what they've talked about. I will also tell you that we've had customers where we had visibility for five years and we're now in year 9 or 10 of that program, so sometimes these things take a little bit longer than people expect. As long as the economy continues to grow, I think there are a number of other opportunities that may become more growthy, so to speak. And so there's always going to be a rotation in the growth cycle, it's not going to be the same themes across the entire cycle. And, in fact, that makes for a better balance to our business, to Alex's earlier question, when I look at our top five customers and nobody is over 15%, that's a good thing. That allows us to manage across the cycle and across some of the more secular drivers, like vendor consolidation in more predictable ways.

 Adam Thalhimer - BB&T Capital Markets - Analyst

 And I guess that's a good segue to my last question. What are the emerging themes? When you look at rural fiber/stimulus, metro-Ethernet from the cable companies, it seems like we're still pretty early in those build outs.

 Steve Nielsen - Dycom Industries - President and CEO

 I read comments that Time Warner had at a conference just yesterday where they sized the small and medium enterprise businesses ten times the size of what they currently are prosecuting. So certainly the cable company, that's a long runway as they compete for that business. Saw comments from another customer last week on rural on the Universal Service reforms that they were looking to secure potentially some additional monies there. I think the whole area of cloud computing and the fact that that really relies on extremely robust, both wireline and wireless network connections to be effective, I think that's there. We're deploying some cloud technologies inside our business that's creating more data traffic on our networks than we had last year. So certainly cloud computing is something that I think continues to strengthen.

 Adam Thalhimer - BB&T Capital Markets - Analyst

 Okay. Thanks very much.

Operator

 Our next question is from John Rogers, with D.A. Davidson. Please go ahead.

 John B. Rogers - D.A. Davidson & Co. - Analyst

 Hi, good morning and congratulations.

 Steve Nielsen - Dycom Industries - President and CEO

 Hey, John. Thanks.

 John B. Rogers - D.A. Davidson & Co. - Analyst

 Steve, in terms of your market share or looking at that, I'm just trying to think about the 20% plus revenue growth you saw in the quarter. It looks like it's going to stay strong for a little bit. How much of that do you think is market share gain versus market expansion?

 Steve Nielsen - Dycom Industries - President and CEO

 Well, we certainly have had some footprint expansion, but I would tell you in the last quarter that they were both strong, but the renewals and the activity level increases are really what drove last quarter's results, because a number of these contracts really just started in January, or are starting this quarter. So the activity in the last quarter was really just driven through the existing footprint. We're also seeing--.

 John B. Rogers - D.A. Davidson & Co. - Analyst

 Steve, sorry to interrupt, but even within the existing footprint and where you have -- with existing clients, don't a lot of these clients also have like two or more vendors that they work with?

 Steve Nielsen - Dycom Industries - President and CEO

 It depends on the customer, but I would tell you predominantly on the telephone, the customers, if you look at Windstream and CenturyLink and Verizon and AT&T, we're generally the sole supplier.

 John B. Rogers - D.A. Davidson & Co. - Analyst

 Okay.

 Steve Nielsen - Dycom Industries - President and CEO

 So when we talk about market share gains, we're really talking about geographic footprint expansion. Now, on the cable side of the business, we are seeing vendor consolidations, and there is more to your point where there may be three or four suppliers in a market, and they may narrow that down to two, and so that we gain through that consolidation. So you can have consolidation on two axes. Right, you can have less vendors in the same geography, or you can have a vendor with more geography, and we're seeing both as opportunities.

 John B. Rogers - D.A. Davidson & Co. - Analyst

 Okay. So when you talk about the 19% organic growth, I mean, that's more than just expansion of existing offices getting more business in a local territory. It's expanding out.

 Steve Nielsen - Dycom Industries - President and CEO

 That's exactly right.

 John B. Rogers - D.A. Davidson & Co. - Analyst

 Okay. And then the second thing, in terms of your margins, obviously climbing and growing, in the past, I think it was last quarter, or the quarter before, you talked about longer term aspirations there. Could you just refresh us on that? How far away are we from getting back? I don't want to get too far ahead, but, I mean the--?

 Steve Nielsen - Dycom Industries - President and CEO

 As always, John, what I always say is directionally as we expand in a period of organic growth, we can improve margins. The composition of those margins may change over time. So for example, right now we're getting good growth with CenturyLink and Windstream, and in those cases we supply materials. Now, we earn a margin on those materials, but it's a less risky margin than in the labor side. And so that's great business for us. We're really appreciative of that opportunity, but it's going to have a slightly different margin profile. We're just getting involved on the wireless side, and we think that that may have very good margin attributes. So, we think it can go up. As always, we're going to say we're going to work hard to make it better this time than, say, four or five years ago, and we see no reason why that can't happen at this point.

 John B. Rogers - D.A. Davidson & Co. - Analyst

 Okay. And lastly, if I could, just the increase in non-operating income that you're seeing this next quarter, is that just timing of some asset sales?

 Steve Nielsen - Dycom Industries - President and CEO

 It's an interesting thing, John, and it goes back to our balance sheet strength and liquidity. We identified, and actually Tim and his equipment folks identified that there were some equipment model year changes where it made sense for us to accelerate some capital asset purchases in the fourth calendar quarter of last year, and now we're disposing of those assets. I would tell you, based on sales so far this quarter, we're getting very good prices, and that's always been a good indicator for me of where the general economy is. Because folks that buy our assets when they're five and six years old are very broadly distributed across all kinds of activities, economic activities. So we're seeing better prices, we're seeing that we've sold, are going to sell things on an opportunistic basis to have lower costs going forward. And then we did have a small non core asset in a small cable system that we had in Alabama that we sold this month to Charter, and so we're going to have a little bit of other income realized on that sale. So that's really what's driving it.

 John B. Rogers - D.A. Davidson & Co. - Analyst

 Okay. Great. Thank you.

Operator

 (Operator Instructions) Alex Cook, Voyant Advisors. Please go ahead.

 Alex Cook - Voyant Advisors - Analyst

 Good morning. Why are unbilled receivables growing faster than revenue, and when will these receivables be billed and collected?

 Steve Nielsen - Dycom Industries - President and CEO

 Okay, so unbilled receivables in our case are not estimates. They are a portion of the work that's completed, documented, and is in approval cycle with the clients. And so that goes through a seasonal turn where clients are focused on accounts receivable, and they also are focused on getting next year's program engineered. So it's not unsurprising. I think what we always think about is the total day’s sale outstanding, which is the accounts receivable and the unbilled, and if you put those two together, they were at 63 days, which is actually an improvement for the quarter.

 Alex Cook - Voyant Advisors - Analyst

 Okay. And then inventory has been growing. What's driving the increase there?

 Steve Nielsen - Dycom Industries - President and CEO

 As we talked earlier on John's question, we have an increasing portion of our business that is with CenturyLink and Windstream, where as part of that business we supply the equipment and cables, as well as on some of the broadband stimulus projects we also do the same. And so inventory is just reflecting that growth with those two clients, and you may recall CenturyLink grew organically north of 70%, Windstream doubled. So very straightforward connection to inventory from that growth.

 Alex Cook - Voyant Advisors - Analyst

 Okay. And I think you guys mentioned that the supply materials had a lower margin. Could you quantify the impact?

 Steve Nielsen - Dycom Industries - President and CEO

 It's slightly lower than labor margins. We have risk in the business, but it's not as risky as the labor so historically, there's a slightly lower margin associated with the materials. There's not a significant difference.

 Alex Cook - Voyant Advisors - Analyst

 Okay. Thank you.

Operator

We will go to Alan Mitrani, with Sylvan Lake Asset Management. Please go ahead.

 Alan Mitrani - Sylvan Lake Management - Analyst

 Thank you. Can you talk about your CapEx plans for the rest of the year?

 Steve Nielsen - Dycom Industries - President and CEO

 Alan, as we just mentioned earlier, we had taken up our CapEx to $60 million to $65 million on a net basis, so gross CapEx less disposals. At this point because of this non core asset that we sold to Charter we're now expecting $55 million to $60 million. We realized $5.6 million, $5.7 million of cash out of that asset in February. And so we're going to take down the guidance by about $5 million.

 Alan Mitrani - Sylvan Lake Management - Analyst

 Okay, and also can you just speak a bit to the guidance? It seems like you're guiding to less than normal seasonality for next quarter. Can you just talk about maybe what the conservatism is and also how weather impacted you this past quarter positively, if possible? Maybe that's behind a little bit of that.

 Steve Nielsen - Dycom Industries - President and CEO

 Sure. Certainly the weather was better generally across the country. Not everywhere, but most places. So clearly we just want to -- we always have a seasonal upturn, but we're doing it off of probably a little bit of better base because of the weather. I think the other thing to keep in mind is in this quarter, from an organic perspective, we will now have the businesses that we bought last year in the second quarter in both periods, so our total revenue for guideline is with those businesses in both periods. And so that has a little bit of effect, not much, but a little bit.

 Alan Mitrani - Sylvan Lake Management - Analyst

 Okay, I was talking more sequentially, but I appreciate that. Can you talk about the environment for acquisitions? It seems like in following you for years, whenever you see a new opportunity, whether it's geographic or end market, in this case wireless or maybe up in Canada, footprint-wise, you tend to be -- dip your feet in, and then over time you tend to get aggressive. Can you talk about where you are in that stage as it relates to acquisitions and expanding further to be able to capture more business?

 Steve Nielsen - Dycom Industries - President and CEO

 Yes, I think that's a fair assessment, Alan, and we continue to look at a number of opportunities. We're going to be very return directed, and I think the only thing that I would add to your characterization is, we're a larger company, we have very good presence with a number of key customers, and we like organic growth rates, where we're forecasted or providing guidelines, because that's great return business when we can do it like that. So we're going to be balanced in how we look at it.

 Alan Mitrani - Sylvan Lake Management - Analyst

 Okay. And then lastly, on gross margins, just talk a bit about gas maybe for the quarter, because we see prices going up at the pump. How much was that for you in terms of basis points, and do you think that will impact you next quarter? And then you are going to hit a level it seems like in the fourth quarter of revenues that you haven't hit for a long time. Where does the covering your nut level come in such that the incremental margins really start stepping up?

 Steve Nielsen - Dycom Industries - President and CEO

 Drew, why don't you take the fuel and also on the third quarter talk about the pro forma from last year.

 Drew DeFerrari - Dycom Industries - SVP and CFO

 Sure. Alan, this is Drew. Just on the fuel side, it was just over 3% of revenue for the period. We certainly take a look at where the fuel prices are going. I think the one thing to consider is that as we've maybe de-emphasized some of the technician intensive businesses, the use of fuel has gone down in there, so from a mix of work perspective, we're less sensitive on the price changes on fuel.

 Alan Mitrani - Sylvan Lake Management - Analyst

 Okay. So it was 3% of revenues this quarter, and do you know where it was a year ago?

 Drew DeFerrari - Dycom Industries - SVP and CFO

 It was about 3.2% this year and about 3.4% to 3.5% in Q2 of last year.

 Alan Mitrani - Sylvan Lake Management - Analyst

 Great.

 Drew DeFerrari - Dycom Industries - SVP and CFO

 Slight improvement from the mix of work shift.

 Alan Mitrani - Sylvan Lake Management - Analyst

 Okay. In terms of covering your nut such that incremental margins should start hitting a little more of a step function, I realize there is that inventory sale piece that's bigger that's a bit of a drag on the gross margin side, but come where your numbers should be in the fourth quarter once the weather gets better and given where your backlog and guidance is, can you just give us a sense at to what kind of incremental margins you look at?

 Drew DeFerrari - Dycom Industries - SVP and CFO

 I think one thing to keep in mind as you look at Q3, when we talked on the outlook, margin related, just look back. We had a non-GAAP disclosure there last year where there was an add-back item in it. So when we discuss that we're thinking about the adjusted number there.

 Steve Nielsen - Dycom Industries - President and CEO

 And, Alan to your fourth quarter number, we've got a number of contracts starting up in this third quarter. We feel good about the pricing, and we'll do our best to bring it through all the way down to the bottom line. Other than that we feel good about where -- what's in the backlog.

 Alan Mitrani - Sylvan Lake Management - Analyst

 Thanks a lot.

Operator

 Our next question is from Christian Schwab, of Craig-Hallum Capital. Please go ahead.

 Christian Schwab - Craig-Hallum Capital Group - Analyst

 Thank you. Just a few questions that I have left. Would you expect operating expenses in Q4 to be relatively flat then with Q3?

 Steve Nielsen - Dycom Industries - President and CEO

 The operating expenses are going to have a somewhat linear relationship to the increases in revenue.

 Christian Schwab - Craig-Hallum Capital Group - Analyst

 Okay.

 Steve Nielsen - Dycom Industries - President and CEO

 We're in a services business. We're going to have direct labor expense and subcontractor expense that's going to vary with the revenue. So clearly they're going to go up as revenue goes up.

 Christian Schwab - Craig-Hallum Capital Group - Analyst

 Perfect. Then would we expect a similar improvement in gross margins then Q3 to Q4 given the increase in revenue?

 Steve Nielsen - Dycom Industries - President and CEO

 We think they will be up, and that's what we said. As we get closer, when we talk in May, we'll be more detailed about the fourth quarter.

 Christian Schwab - Craig-Hallum Capital Group - Analyst

 Awesome. Thank you.

Operator

 We do have a follow up from Saagar Parikh. Please go ahead.

 Saagar Parikh - KeyBanc Capital Markets - Analyst

 Quick question on the impact of the more modest weather conditions over the last three months. What sort of impact did that have? We can definitely see the bottom numbers that you guys got this quarter but other than the strong organic growth, how much of a benefit was there from better weather?

 Steve Nielsen - Dycom Industries - President and CEO

 Saagar, we can't identify that. Better weather doesn't help you on Thanksgiving, the day after Christmas, New Year's, or Martin Luther King Day, right? So it's always a quarter where you've got a cost impact due to the holidays and a cost impact due to the week between Christmas and New Year's, where generally activity levels are reduced pretty much across the board. So it was a nice to have. It didn't materially change the numbers.

 Saagar Parikh - KeyBanc Capital Markets - Analyst

 All right, perfect. Just wanted to clarify how you guys account for MSA's in the backlog. Is it done on a rolling four quarter average basis, or is it a longer time frame?

 Steve Nielsen - Dycom Industries - President and CEO

 The way, we account for it in the same way in both periods. If when we have an existing contract, and we've had the contract for a full year, we take a trailing 12-month look, come up with the average revenue per month, and multiply that by the number of months remaining on the contract. And we do not forecast in price increases even though they're in the contract, we don't forecast activity levels changing, even though we're growing organically. We just look back 12 months, come up with a monthly rate, and multiply that by the balance of the contract period. With new contracts, we will work with the customer, and we generally will bring those in at a conservative assessment of what we see for the first 12 months and use that for the entire contract period, and then as we get deeper into it, we'll make adjustments to that as we have actual activity levels.

 Saagar Parikh - KeyBanc Capital Markets - Analyst

 Sounds great. Thank you. Perfect.

Operator

 Mr. Nielsen, no further questions in queue.

 Steve Nielsen - Dycom Industries - President and CEO

 Well, we thank everybody for your time and attention today, and we look forward to speaking to you on our next quarter's results which will be the end of May. Thank you.

Operator

 Ladies and gentlemen, that does conclude your conference. Thank you for your participation. You may now disconnect.